EXHIBIT 10.2

FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

THE FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) is made, effective as of March 15, 2015, by Ross Stores, Inc. (the “Company”) and Michael Balmuth (the “Executive”). The Executive and the Company previously entered into an Employment Agreement, effective June 1, 2012 (attached hereto), and it is now the intention of the Executive and the Company to amend the Employment Agreement as set forth below. Accordingly, the Company and the Executive hereby agree as follows:

I.	Paragraph 2 of the Employment Agreement is hereby amended by replacing “May 31, 2016” with “May 31, 2018”.

II.	The third sentence of Paragraph 2 of the Employment Agreement is amended to read as follows:

“In his role as Executive Chairman: (i) the Executive shall assist in the transition of the incoming Chief Executive Officer and advise senior management on strategy; (ii) the presidents of the Company’s real estate department and dd’s Discounts shall report to the Executive, except as otherwise determined by the Board and agreed to by the Executive; and (iii) the Executive shall serve as interim president of dd’s Discounts as requested by the Board and agreed to by the Executive.”

III.
Paragraph 4(a) of the Employment Agreement is hereby amended by replacing “May 31, 2016” with “March 15, 2015” in subsection (ii) and adding the following new subsection (iii): “and (iii) One Million One Hundred Thousand Dollars ($1,100,000) per annum during the period from March 15, 2015 through May 31, 2018.”

IV.
Paragraph 4(i) of the Employment Agreement is hereby amended by adding the phrase “(including claims administration support)” immediately after the phrase “”behavioral health insurance” in the first sentence thereof.

V.	Paragraph 4 of the Employment Agreement is hereby amended by adding new subsection (q) at the end thereof as follows:

“(q). Performance Share Awards: 2015 - 2018. The Executive shall be eligible to receive for the fiscal years ending in 2016, 2017, 2018 and 2019 Performance Shares Awards (“PS Grants”) consistent with the existing practice of the Company. PS Grants represent the right to receive Common Shares of Company stock determined by the extent to which the target level of adjusted pre-tax profit for the applicable fiscal year, approved by the Compensation Committee of the Board, has been attained and certified by the Compensation Committee. The terms and conditions of the PS Grants shall be set forth in the Notice of Grant of Performance Shares, the Performance Share Agreement, and the 2008 Equity Incentive Plan (the “PS Documents”). Notwithstanding anything in this Agreement or the PS Documents to the contrary, provided the Executive remains employed by the Company through May 31, 2018: (i) unvested Common Shares attributable to PS Grants for the fiscal years ending in 2017 and 2018 shall become vested on the earlier of the date specified in the Notice of Grant or May 31, 2018; (ii) the number of Vested Performance Shares attributable to the PS Grant for the fiscal year ending in 2019 (“2019 PS Grant”) shall be determined on the basis of the extent to which the target level of adjusted pre-tax profit for such fiscal year is attained; and (iii) if the term of the Agreement is not extended beyond May 31, 2018, all unvested Common Shares attributable to the 2019 PS Grant shall become Vested Common Shares on the Performance Share Vesting Date specified in the PS Documents (determined as if the Executive remained employed with the Company).

EXHIBIT 10.2

Capitalized terms in this paragraph 4(q) shall have the same meanings assigned to such terms in the PS Documents.”

VI.	Paragraph 14 of the Employment Agreement is hereby amended by changing the address of the Company to “5130 Hacienda Drive, Dublin, California 94568.”

Except for the amendments as set forth above, the Employment Agreement and all of its terms remain in force and in effect.

In Witness Whereof, the parties have executed this Amendment as of the date and year first written above.

ROSS STORES, INC.		EXECUTIVE

	/s/George P. Orban	/s/Michael Balmuth
By:	George Orban	Michael Balmuth
Chairman of the Compensation Committee

	6/6/15	5/27/15
	Date	Date